Exhibit a.2

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:47 PM 11/12/2003
FILED 03:46 PM 11/12/2003
SRV 030726646 - 3699819 FILE




                            CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                               USA REIT FUND, LLC


         USA REIT FUND, LLC (THE "COMPANY"), A LIMITED LIABILITY COMPANY FORMED UNDER THE DELAWARE LIMITED LIABILLTY COMPANY ACT (THE "ACT"), FOR THE PURPOSE OF AMENDING THE CERTIFICATE OF FORMATION OF THE COMPANY PURSUANT TO SECTION 18-202 OF THE ACT, HEREBY CERTIFIES THAT:

         1. THE NAME OF THE LIMITED LIABILITY COMPANY IS USA REIT FUND, LLC.

         2. THE COMPANY'S CERTIFICATE OF FORMATION IS HEREBY AMENDED TO CHANGE THE NAME OF THE COMPANY TO USA REIT FUND LLC.

         IN WITNESS WHEREOF, THE UNDERSIGNED, BEING AN AUTHORIZED PERSON, HAS EXECUTED THIS CERTIFICATE OF AMENDMENT AS OF NOVEMBER 6, 2003.

                                                        /s/ Peter A. Braaten
                                                        --------------------
                                                        Name:  Peter A. Braaten
                                                               Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:13 PM 09/04/2003
FILED 04:03 PM 09/04/2003
SRV 030572297 - 3699819 FILE


                            CERTIFICATE OF FORMATION

                                       OF

                               USA REIT FUND, LLC

         This Certificate of Formation is being executed as of September 4, 2003, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C.ss.ss.18-101 et seq.

         The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

         1. Name. The name of the limited liability company is USA REIT Fund, LLC (the "Company").

         2. Registered Office and Registered Agent. The Company's registered office in the State of Delaware is located at 1201 North Market Street, P.O. Box 1347, Wilmington, New Castle County, Delaware, 19899. The registered agent of the Company for service of process at such address is Delaware Corporation Organizers, Inc.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

                                                           /s/ Cynthia M. Caskey
                                                           ---------------------
                                                           An Authorized Person
                                      Type or Print Name:  Cynthia M. Caskey